Exhibit 4.7
                                Form of Securitisation Fund Bond Issue Direction


--------------------------------------------------------------------------------
Perpetual Limited
--------------------------------------------------------------------------------
ME Portfolio Management Limited
--------------------------------------------------------------------------------
SECURITISATION FUND
BOND ISSUE DIRECTION -
SMHL GLOBAL FUND
[    ]-[ ]

           Securitisation Fund Bond Issue Direction - SMHL Global Fund [   ]-[ ]


--------------------------------------------------------------------------------
TABLE OF CONTENTS
Clause                                                                     Page

1      PROPOSAL TO ISSUE NOTES                                                1

2      PORTFOLIO OF MORTGAGES TO BE HELD BY THE TRUSTEE FOR THE
       SECURITISATION FUND                                                    2

3      PROCEEDS OF ISSUE                                                      2

4      SECURITY TRUST DEED, ENHANCEMENTS AND HEDGES                           3

5      REDRAW FUNDING FACILITIES                                              3

6      TOP-UP FUNDING FACILITIES                                              3

7      SUPPLEMENTARY BOND TERMS                                               3

8      MANAGER'S CERTIFICATIONS                                               3

9      DISPOSAL OF AUTHORISED INVESTMENTS                                     4

10     INTERPRETATION                                                         4

11     ATTORNEY                                                               4

ANNEXURE A - PORTFOLIO OF MORTGAGES

ANNEXURE B - SUPPLEMENTARY BOND TERMS NOTICE: CLASS A NOTES AND CLASS B NOTES

ANNEXURE C - SUPPLEMENTARY BOND TERMS NOTICE: LIQUIDITY NOTES


--------------------------------------------------------------------------------
                                                                          page i

DATE  [           ]

--------------------------------------------------------------------------------
SECURITISATION FUND BOND ISSUE DIRECTION -
SMHL GLOBAL FUND [   ]-[ ]

TO:         PERPETUAL LIMITED
            ABN 86 000 431 827
            (TRUSTEE)

FROM:       ME PORTFOLIO MANAGEMENT LIMITED
            ABN 79 005 964 134
            (MANAGER)
--------------------------------------------------------------------------------
1     PROPOSAL TO ISSUE NOTES

            Pursuant to clause 7.2 of the trust deed dated 4 July 1994 (as amended from time to time) establishing the Superannuation Members' Home Loans Trusts (MASTER TRUST DEED), the Manager hereby proposes and directs in this Securitisation Fund Bond Issue Direction (BOND
            ISSUE DIRECTION) that the Trustee on [         ] (or such later date
            as may be agreed between the Trustee and the Manager) (BOND ISSUE
            DATE) will issue as trustee of the Securitisation Fund known as SMHL
            Global Fund [   ]-[ ] (SECURITISATION FUND) the Notes (being
            comprised of [five] Classes) specified below (PROPOSED NOTES):

            (a) The name of each Class, total principal amount, denomination, total number and Subscription Amount of the proposed Notes are as follows:

                  (1)   (A)   Name of Class               Class A[ ]
                        (B)   Total principal amount      US$[        ]
                        (C)   Denomination                US$[   ] per Note
                        (D)   Total number                [     ]
                        (E)   Subscription Amount         US$[        ]

                  [(2)  (A)   Name of Class               Class A[ ]
                        (B)   Total principal amount      (euro)[       ]
                        (C)   Denomination                (euro)[    ]  per Note
                        (D)   Total number                [    ]
                        (E)   Subscription Amount         (euro)[       ]]

                  [(3)  (A)   Name of Class               Class A[ ]
                        (B)   Total principal amount      A$[           ]
                        (C)   Denomination                A$[    ] per Note


--------------------------------------------------------------------------------

           Securitisation Fund Bond Issue Direction - SMHL Global Fund [   ]-[ ]


                        (D)   Total number                [    ]
                        (E)   Subscription Amount         A$[         ]]

                  (4)   (A)   Name of Class               Class B
                        (B)   Total principal amount      A$[         ]
                        (C)   Denomination                A$[    ]  per Note
                        (D)   Total number                [    ]
                        (E)   Subscription Amount         A$[         ]

                  (5)   (A)   Name of Class               SMHL Global [   ]-[ ]
                                                          - Liquidity Notes
                        (B)   Total principal amount      A$[         ]
                        (C)   Denomination                A$[    ] per Note
                        (D)   Total number                [   ]
                        (E)   Subscription Amount         A$[         ]

            (b) The proposed Notes will not constitute a Class separate from any other Notes previously issued by the Trustee as trustee of the Securitisation Fund but each Class will be a separate Class from each other Class.

--------------------------------------------------------------------------------
2     PORTFOLIO OF MORTGAGES TO BE HELD BY THE TRUSTEE FOR THE SECURITISATION
      FUND

            The initial Portfolio of Mortgages to be held by the Trustee as trustee of the Securitisation Fund pursuant to clause 7.8(f)(2) of the Master Trust Deed are specified in Annexure "A" hereto which currently forms part of the [Superannuation Members' Home Loans Warehousing Trust 2004-1 (SMHL WT2004-1)] [Superannuation Members' Home Loans Origination Fund No. 3 (SMHL OF3)].

--------------------------------------------------------------------------------
3     PROCEEDS OF ISSUE

            (a) For the purposes of clause 7.3(a)(6) of the Master Trust Deed and pursuant to clause 7.8(f)(1) of the Master Trust Deed, the Trustee shall (subject to clause 3(b)) hold as trustee of [SMHL WT2004-1] [SMHL OF3] an amount of the issue proceeds of
                  the proposed Notes equal to A$[      ] of the aggregate
                  Outstanding Principal Balance of the initial Portfolio of Loans secured by Mortgages comprised in Assets of the Securitisation Fund.

            (b)   Pursuant to clause 7.10 of the Master Trust Deed, we direct
                  you instead of holding A$[        ] of the issue proceeds
                  referred to in clause 3(a) as trustee of [SMHL WT2004-1] [SMHL OF3], to issue to [P.T. Limited (as nominee for you in your capacity as trustee of [SMHL WT2004-1] [SMHL


--------------------------------------------------------------------------------

           Securitisation Fund Bond Issue Direction - SMHL Global Fund [   ]-[ ]


                  OF3])] [Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust
                  No.1 (SLT TRUST)] Notes to the amount of A$[     ] comprised
                  in the Class referred to in paragraph 1(a)(5) above.

--------------------------------------------------------------------------------
4     SECURITY TRUST DEED, ENHANCEMENTS AND HEDGES

            For the purposes of clause 7.3(a)(7) of the Master Trust Deed:

            (a) a Security Trust Deed and a Payment Funding Facility (including the provision and maintenance of a funding portion representing [ ]% of the initial Outstanding Principal Balance of the Loans secured by Mortgages comprised in Assets of the Securitisation Fund) for the Securitisation Fund must be put in place prior to the Bond Issue Date;

            (b) there are no further Enhancements or Hedges which need to be effected prior to the Bond Issue Date.

--------------------------------------------------------------------------------
5     REDRAW FUNDING FACILITIES

            For the purposes of clause 7.3(a)(8) of the Master Trust Deed it is the intention of the Manager that the Trustee may enter into one or more "redraw funding facilities" before, on or after the issue of the Notes. The liabilities of the Trustee under such facilities are to be secured under the Security Trust Deed.

--------------------------------------------------------------------------------
6     TOP-UP FUNDING FACILITIES

            For the purposes of clause 7.3(a)(8) of the Master Trust Deed it is the intention of the Manager that the Trustee may enter into one or more "top-up funding facilities" before, on or after the issue of the Notes. The liabilities of the Trustee under such facilities are to be secured under the Security Trust Deed.

--------------------------------------------------------------------------------
7     SUPPLEMENTARY BOND TERMS

            The Supplementary Bond Terms for the proposed Notes are contained in the attached duly completed Supplementary Bond Terms Notices in Annexures "B" and "C".

--------------------------------------------------------------------------------
8     MANAGER'S CERTIFICATIONS

            For the purposes of clause 7.7(a) of the Master Trust Deed, but subject to the Master Trust Deed, the Manager certifies to the Trustee that:

            (a) this Bond Issue Direction, and each accompanying Supplementary Bond Terms Notice, complies with the Master Trust Deed; and

            (b) to the best of the Manager's knowledge, the details of the initial Portfolio of Mortgages in Annexure "A" conform with the details in the relevant Register in respect of that Portfolio of Mortgages.


--------------------------------------------------------------------------------

           Securitisation Fund Bond Issue Direction - SMHL Global Fund [   ]-[ ]


--------------------------------------------------------------------------------
9     DISPOSAL OF AUTHORISED INVESTMENTS

            For the purposes of clause 10.6(b) of the Master Trust Deed, the Manager confirms that the disposal of the Portfolio of Mortgages by the Trustee as trustee of [SMHL WT2004-1] [SMHL OF3] will not lead to a loss.

--------------------------------------------------------------------------------
10    INTERPRETATION

            Each term used in this Bond Issue Direction that is not defined herein has the same meaning as in the Master Trust Deed and the attached Supplementary Bond Terms Notices.

--------------------------------------------------------------------------------
11    ATTORNEY

            The attorney executing this notice states that he or she has no notice of, alteration to, or revocation or suspension of, the power of attorney appointing that attorney.


DATED:    [             ]


SIGNED BY
ME PORTFOLIO MANAGEMENT LIMITED
by its attorney in the
presence of:


------------------------------------        ------------------------------------
Witness                                     Attorney


------------------------------------        ------------------------------------
Name (please print)                         Name (please print)


--------------------------------------------------------------------------------

           Securitisation Fund Bond Issue Direction - SMHL Global Fund [   ]-[ ]


--------------------------------------------------------------------------------
ANNEXURE A - PORTFOLIO OF MORTGAGES







--------------------------------------------------------------------------------

           Securitisation Fund Bond Issue Direction - SMHL Global Fund [   ]-[ ]


--------------------------------------------------------------------------------
ANNEXURE B - SUPPLEMENTARY BOND TERMS NOTICE: CLASS A NOTES AND CLASS B NOTES








--------------------------------------------------------------------------------

           Securitisation Fund Bond Issue Direction - SMHL Global Fund [   ]-[ ]


--------------------------------------------------------------------------------
ANNEXURE C - SUPPLEMENTARY BOND TERMS NOTICE: LIQUIDITY NOTES



--------------------------------------------------------------------------------